BioCryst Strategy & Restructuring Update December 7, 2012 Exhibit 99.2

Forward-looking statement
BioCryst’s presentation may contain forward-looking statements, including statements regarding future results, unaudited and forward-looking financial information and company performance or achievements. These statements are subject to known and unknown risks and uncertainties which may cause our actual results, performance or achievements to be materially different from any future results or performances expressed or implied in this presentation. You should not place undue reliance on the forward-looking statements. For additional information, including important risk factors, please refer to BioCryst’s documents filed with the SEC and located at
http://investor.shareholder.com/biocryst/sec.cfm

Path forward to rebuild shareholder value
Restructure & focus
Invest primarily in three core programs
Oral hereditary angioedema treatments/BCX4161 and next generation molecule
Hemorrhagic fevers/broad spectrum antiviral BCX4430
HCV antiviral/BCX5191
Restructuring goals:
Scale organization appropriately
Preserve cash and extend runway
Reach near-term value creating milestones

SHIONOGI & CO., LTD.
Green Cross Corporation

BioCryst
PHARMACEUTICALS, INC.

BioCryst’s pipeline
1. Peramivir is approved in Japan & Korea
No additional clinical investment planned
Inflammatory Disease Preclinical Phase 1 Phase 2 Pivotal Filed Approved
Ulodesine
(Gout)
BCX4161
(Hereditary angioedema)
Infectious Disease Preclinical Phase 1 Phase 2 Pivotal Filed Approved
Peramivir Outpatient Flu¹
(Seasonal influenza / i.v.)
Peramivir Inpatient Flu
(Acute influenza / i.v.)
BCX5191
(Hepatitis C)
BCX4430
(Broad spectrum antiviral)
Enrollment suspended

Financial impact of corporate restructuring
Recent setbacks in the peramivir & BCX5191 programs, as well as the delay in the
BCX4161 program, necessitate a significant reduction in BioCryst’s cost structure
Significant operating expense
reductions provide a 38-45%
decrease in 2013 cash use vs.
$40 million guidance for 2012
Reduction of 38 positions (50%) in the
employee base lowers infrastructure
costs
The restructuring significantly reduces BioCryst’s cost base, extends its cash runway into 2014 and enables the achievement of additional value creating events

Implications of restructuring & preliminary guidance*
*Preliminary Guidance will be updated with formal 2013 guidance during fiscal 2012 results reporting in February 2013
+Excludes restructuring & deal charges
Cash & investments as of December 31,  2012
$35 – 37
Restructuring charge (2012) $2 – 4
Deal charge (2012) $1 – 2
2012 cash utilization
+
$40
2013 cash utilization
+
$22 – 25
Months of cash runway from January 1, 2013 15 – 18

(in millions)

Milestones though mid-2014
Program Milestones
BCX4161
(Hereditary angioedema)
Begin Phase 1 trial
Complete Phase 1
Start trial in HAE patients
Next gen HAE compound
Begin preclinical development
File IND
BCX4430
(Broad spectrum antiviral)
Publish filovirus animal proof of concept data
Secure government funding for development
File IND
BCX5191
(Hepatitis C antiviral)
Complete chimpanzee study
File new IND
Begin Phase 1 trial